SCHEDULE A

To the J.P. Morgan Exchange-Traded Fund Trust

Declaration of Trust

SERIES

As of December 12, 2022

JPMorgan Diversified Return International Equity ETF, formerly named JPMXF Diversified Return International Ex – North America Equity ETF (until 4/4/14) and JPMorgan Diversified Return International Ex – North America Equity ETF (until 9/10/14)

JPMorgan Diversified Return Emerging Markets Equity ETF, formerly named JPMXF Diversified Return Emerging Markets Equity ETF (until 4/4/14)

JPMorgan Diversified Return U.S. Equity ETF

JPMorgan High Yield Research Enhanced ETF[1], formerly named JPMorgan High Yield ETF (until 3/24/16) and JPMorgan Disciplined High Yield ETF (until 9/9/19)

JPMorgan Diversified Return U.S. Mid Cap Equity ETF

JPMorgan Diversified Return U.S. Small Cap Equity ETF

JPMorgan International Bond Opportunities ETF, formerly JPMorgan Global Bond Opportunities ETF (until 9/14/20)

JPMorgan Ultra-Short Income ETF

JPMorgan U.S. Dividend ETF

JPMorgan U.S. Minimum Volatility ETF

JPMorgan U.S. Momentum Factor ETF

JPMorgan U.S. Quality Factor ETF

JPMorgan U.S. Value Factor ETF

JPMorgan USD Emerging Markets Sovereign Bond ETF, formerly named JPMorgan USD Emerging Markets Bond ETF (until 12/13/17)

JPMorgan BetaBuilders Canada ETF

JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF, formerly named JPMorgan BetaBuilders Developed Asia ex-Japan ETF (until 3/1/22)

JPMorgan BetaBuilders Europe ETF

JPMorgan BetaBuilders Japan ETF

JPMorgan BetaBuilders MSCI US REIT ETF

JPMorgan Core Plus Bond ETF

JPMorgan Municipal ETF

JPMorgan Ultra-Short Municipal Income ETF, formerly named JPMorgan Ultra-Short Municipal ETF (until 1/7/19)

JPMorgan Corporate Bond Research Enhanced ETF[2]

JPMorgan U.S. Aggregate Bond ETF[3]

[1]	To be renamed to JPMorgan BetaBuilders USD High Yield Corporate Bond ETF on or about February 1, 2023.
[2]	To be renamed JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF on or about February 1, 2023.
[3]	To be renamed JPMorgan BetaBuilders U.S. Aggregate Bond ETF on or about February 1, 2023.

JPMorgan BetaBuilders 1-5 Year U.S. Aggregate Bond ETF

JPMorgan BetaBuilders U.S. Equity ETF

JPMorgan BetaBuilders International Equity ETF

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF

JPMorgan Equity Premium Income ETF

JPMorgan International Growth ETF

JPMorgan BetaBuilders U.S. Small Cap Equity ETF

JPMorgan Carbon Transition U.S. Equity ETF

JPMorgan Short Duration Core Plus ETF

JPMorgan ActiveBuilders Emerging Markets Equity ETF, formerly named JPMorgan Emerging Markets Equity Core ETF (until 7/8/21)

JPMorgan ActiveBuilders International Equity ETF, formerly named JPMorgan International Equity Core ETF (until 6/21/21)

JPMorgan ActiveBuilders U.S. Large Cap Equity ETF, formerly named JPMorgan U.S. Large Cap Equity Core ETF (until 6/21/21)

JPMorgan Income ETF

JPMorgan Active Value ETF

JPMorgan Inflation Managed Bond ETF

JPMorgan International Research Enhanced Equity ETF

JPMorgan Market Expansion Enhanced Equity ETF

JPMorgan Realty Income ETF

JPMorgan Climate Change Solutions ETF

JPMorgan Nasdaq Equity Premium Income ETF

JPMorgan Social Advancement ETF

JPMorgan Sustainable Consumption ETF

JPMorgan Sustainable Infrastructure ETF

JPMorgan Active Growth ETF

JPMorgan Active China ETF

JPMorgan Active Small Cap Value ETF

JPMorgan BetaBuilders Emerging Markets Equity ETF

JPMorgan BetaBuilders U.S. Growth ETF

JPMorgan BetaBuilders U.S. Value ETF

JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF

JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF

JPMorgan BetaBuilders U.S. TIPS 0-5 Year ETF

JPMorgan High Yield Municipal ETF

JPMorgan Sustainable Municipal Income ETF

JPMorgan Limited Duration Bond ETF

JPMorgan Equity Focus ETF

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